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                                  EXHIBIT (5)

                 OPINION OF HORWITZ, CUTLER & BEAM RELATING TO
            ISSUANCE OF SHARES OF SECURITIES PURSUANT TO THE ABOVE
                      MANAGEMENT CONSULTING AGREEMENTS

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                               LAW OFFICES OF
                           HORWITZ, CUTLER & BEAM
                              TWO VENTURE PLAZA
                                  SUITE 380
                          IRVINE, CALIFORNIA  92718
                               (714) 453-0300
                               (310) 842-8574
                             FAX: (714) 453-9416


Lawrence W. Horwitz, Esq.                               *Also Admitted in Texas
M. Richard Cutler, Esq.*
Gregory B. Beam, Esq.
Lawrence R. Bujold, Esq.
Lawrence M. Cron, Esq.
Iwona Alami, Esq.
Dana M. Strabic, Esq.
Thomas A. Zeigler, Esq.
James M. Gilbert, Esq.         December 19, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549

       Re: DEBBIE REYNOLDS HOTEL & CASINO, INC.

Ladies and Gentlemen:

     This office represents DEBBIE REYNOLDS HOTEL & CASINO, INC., a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration of a total of 750,000 shares of the Registrant's Common Stock issuable upon exercise of options issued to Peter D. Bistrian Consulting, Inc. (an option to purchase 486,000 shares) and to Robert C. Brehm Consulting, Inc. (an option to purchase 264,000 shares) for performance of certain consulting and management services (the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

     Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

                                         HORWITZ, CUTLER & BEAM